EXHIBIT 99.1

IHT DECLARES 52ND CONSECUTIVE ANNUAL DIVIDEND; FISCAL Q1 DELAYED, FILING SOON, WITH ANNUAL PROXY TO FOLLOW

Phoenix, AZ, June 29, 2022 - InnSuites Hospitality Trust (NYSE American: IHT) On June 29, 2022, the Board of Trustees of IHT announced a semi-annual dividend of $0.01 per share, payable on July 29, 2022 to shareholders of record as of July 15, 2022. This announcement continues an uninterrupted 52-year history of annual dividends. InnSuites hotel operations continue to rebound strongly, while the investment in UniGen’s diversified efficient clean energy innovation continues to progress.

IHT hotel operations are maintaining their solid start in the current 2023 Fiscal Year (February 1, 2022, to January 31, 2023), First and early Second Quarter, with both the Tucson Hotel and Albuquerque Hotel achieving record results for the current Fiscal Year to date (February 1, 2022, through June 29, 2022). Revenues for the Fiscal First Quarter exceeded $2.1M, an increase of approximately 53% from the same prior year Fiscal First Quarter, indicating the Hospitality Industry, and InnSuites Hospitality Trust (IHT) specifically, continue their respective strong rebounds and recovery.

IHT failed to timely file its Quarterly Report on Form 10-Q for the Fiscal First Quarter ended April 30, 2022. This filing delay subjects IHT to the procedures and requirements of Section 1007 of the NYSE American Company Guide.

IHT has contacted the Exchange, and is working diligently to file the delinquent report as soon as possible. IHT was unable to timely file the delinquent report because IHT was delayed in obtaining and compiling information required to be included in the delinquent report, which delay IHT was unable to eliminate without unreasonable effort and expense. On June 15, 2022, IHT filed a notice in accordance with Rule 12b-25 of the Securities Exchange Act of 1934, stating the reason for the delay, and undertaking that that IHT would file its Quarterly Report on Form 10-Q no later than the fifth business day following the prescribed due date. IHT was unable to file on that date as anticipated, and now believes that it will be able to file the delinquent report, as well as its Fiscal 2022 Proxy, shortly.

The IHT Board approved and notice is hereby given that the Fiscal 2022 Annual Meeting of Shareholders of IHT will be held at the InnSuites Hospitality Trust corporate offices located at 1730 E. Northern Avenue, Suite 122, Phoenix, Arizona 85020 (phone: 602-944-1500) on Tuesday August 16, 2022, at 1:00 P.M., local time. Shareholders of record of IHT at the close of business on July 7, 2022, are entitled to vote at the 2022 Annual Meeting of Shareholders and any adjournments or postponements thereof.

For more information, visit www.innsuitestrust.com and www.innsuites.com.

Forward-Looking Statements

With the exception of historical information, matters discussed in this news release may include “forward-looking statements” within the meaning of the federal securities laws. All statements regarding IHT’s review and exploration of potential strategic, operational, and structural alternative diversification investments, and expected associated costs and benefits are forward-looking. Actual developments and business decisions may differ materially from those expressed or implied by such forward-looking statements. Important factors, among others, that could cause IHT’s actual results and future actions to differ materially from those described in forward-looking statements include the uncertain outcome, impact, effects and results of IHT’s success in finding potential qualified purchasers for its hospitality real estate, or a reverse merger partner; the success of timing, cash flow, and supply chain disruptions of the UniGen clean energy diversification innovation; the continuation of semi-annual dividends in the year(s) ahead; and other risks discussed in IHT’s SEC filings. IHT expressly disclaims any obligation to update any forward-looking statement contained in this news release to reflect events or circumstances that may arise after the date hereof, all of which are expressly qualified by the foregoing, other than as required by applicable law.

FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President

602-944-1500

email: mberg@innsuites.com

INNSUITES HOTEL CENTRE

1730 E. NORTHERN AVENUE, #122

Phoenix, Arizona 85020

Phone: 602-944-1500